SANTA FE GOLD CORPORATION, a Delaware corporation, **THE LORDSBURG MINING COMPANY,** a New Mexico corporation, **AZCO MICA INC.,** a Delaware corporation, **and SANTA FE (BARBADOS) CORPORATION,** a Barbados corporation **(Trustor)**

COPY

to

FIRST AMERICAN TITLE INSURANCE COMPANY
(Trustee)

for the Benefit of

VICTORY PARK MANAGEMENT, LLC
a Delaware limited liability company
(Beneficiary)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

Dated: As of August 2, 2011

Real Property located in:
Grant County, NM
Hidalgo County, NM

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Attention: David Rontal, Esq.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "***Deed of Trust***"), dated August 2, 2011, by SANTA FE GOLD CORPORATION, a Delaware corporation, THE LORDSBURG MINING COMPANY, a New Mexico corporation, AZCO MICA, INC., a Delaware corporation, and SANTA FE (BARBADOS) CORPORATION, a Barbados corporation, collectively having an office at 1128 Pennsylvania NE, Ste. 200, Albuquerque, NM 87110 ("***Trustor***"), to FIRST AMERICAN TITLE INSURANCE COMPANY, having an address at 9400 Holly Ave, NE, Bldg 3, Albuquerque, NM, 87122 ("***Trustee***"), as Trustee, for the benefit of VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as "***Beneficiary***"), having an address at 227 W. Monroe Street, Suite 3900, Chicago, Illinois 60606.

Trustor and Beneficiary have entered into a [Credit and Security Agreement] dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the "***Loan Agreement***") pursuant to which Beneficiary is making a secured loan to Trustor in the aggregate original principal amount of $5,000,000.00 (the "***Loan***"). Capitalized terms used herein without definition are used as defined in the Loan Agreement. The Loan is evidenced by a Promissory Note dated as of the date hereof made by Trustor to Beneficiary in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "***Note***").

To secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Deed of Trust, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the "***Loan Documents***"), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Trustor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the "***Bankruptcy Code***"), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all of the foregoing sums owed under the Loan Documents being hereinafter collectively referred to as the "***Debt***"), Trustor has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee, in trust for the benefit of Beneficiary, **WITH POWER OF SALE**, certain real property described in **Exhibit A** (the "***Real Property***"), which shall include the buildings, structures, fixtures and other improvements now or hereafter located thereon (the "***Improvements***");

TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Real Property, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "***Trust Property***"). Such Trust Property shall include, but not be limited to, that which is set forth in **Exhibit A**;

(a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development

rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Real Property and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Real Property, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Real Property and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Real Property or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Real Property and the Improvements (hereinafter collectively referred to as the "***Equipment***"), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any "security interest" as defined in the Uniform Commercial Code, as in effect in the State where the Trust Property is located (the "***UCC***"), superior in lien to the lien of this Deed of Trust;

(c) all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Real Property or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Real Property or Improvements;

(d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Real Property or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "***Leases***") and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Real Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Real Property or the Improvements, or rendering of services by Trustor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the

"***Rents***"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

(f) the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

(g) all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Trust Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "***Intangibles***"); and

(h) all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Trustor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Trustor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Trust Property unto and to the use and benefit of Beneficiary and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Trustor represents and warrants to and covenants and agrees with Beneficiary as follows:

PART I - GENERAL PROVISIONS

1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Trustor shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Trustor agrees to insure, repair, maintain and restore damage to the Trust Property and to comply with all federal, state and local statutes, laws, rules and regulations whether now or hereafter in existence, affecting the Trust Property.

(a) Taxes and Other Charges. Trustor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Trust Property or part thereof ("***Taxes***") and all ground rents, maintenance charges, impositions other than Taxes, and any other charges, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof as the same become due and payable ("***Other Charges***"). Upon request, Trustor shall furnish to Beneficiary receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Trustor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Trust Property, and shall promptly pay for all utility services provided to the Trust Property. After prior notice to Beneficiary, Trustor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall not be prohibited by and be conducted in accordance with any applicable provisions of any other instrument to which Trustor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) the Trust Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Trustor shall promptly upon final, unappealable determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Trust Property; and (f) Trustor shall furnish such security as may reasonably be required in the proceeding, or as may be requested by Beneficiary, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Beneficiary may pay over any such cash deposit or part thereof held by Beneficiary to the claimant entitled thereto at any time when, in the reasonable judgment of Beneficiary, the entitlement of such claimant is established or the Trust Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the lien of any Mortgage being primed by any related lien.

2. Leases and Rents.

(a) Trustor does hereby absolutely and unconditionally assign to Beneficiary all of Trustor's right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind

Beneficiary to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Beneficiary. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property and to collect the Rents subject to the requirements of the Loan Agreement. Upon an Event of Default, without the need for notice or demand, the license granted to Trustor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents (including Rents past due and unpaid), whether or not Beneficiary enters upon or takes control of the Trust Property. Trustor hereby grants and assigns to Beneficiary the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

3. Use of Trust Property. Trustor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property. If under applicable zoning provisions the use of the Trust Property is or shall become a nonconforming use, Trustor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Beneficiary. Trustor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property or (iii) take any steps to convert the Trust Property to a condominium or cooperative form of ownership.

4. Transfer or Encumbrance of the Trust Property.

(a) Trustor acknowledges that (i) Beneficiary has examined and relied on the creditworthiness and experience of the principals of Trustor in owning and operating properties such as the Trust Property in agreeing to make the Loan, (ii) Beneficiary will continue to rely on Trustor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for the Debt, and (iii) Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Trustor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. Trustor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof, or suffer or permit any transfer to occur.

(b) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon transfer of the Trust Property in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property regardless of whether voluntary or not. Any of the foregoing transfers made in contravention of this Paragraph 4 shall be null and void and of no force and effect. Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any transfer permitted by Beneficiary.

(c) Beneficiary acknowledges that:

(i) Sulane Holdings, Ltd has purchased from Santa Fe, and there remains outstanding, US$13,500,000 7% Senior Secured Convertible Debentures (the "***Sulane Debentures***"). The Sulane Debentures, and the obligations defined therein, are secured by a Mortgage, Security Agreement, Fixture Filing and Financing Statement Dated as of December 21, 2007 (the "***Sulane Mortgage***"). Beneficiary further acknowledges that the Trust Property is currently subject to the Sulane Mortgage and, pending subordination of the Sulane Mortgage to this Deed of Trust, shall not be a violation of this Section 4; and

(ii) Sandstorm Barbados has agreed to purchase certain gold from, and in connection with such purchase to make a substantial upfront deposit to, Santa Fe Barbados under a purchase agreement dated as of September 9, 2009 as amended by agreements dated March 29, 2011 and June ___, 2011 (as amended, the "***Sandstorm Purchase Agreement***") among Santa Fe Gold, Lordsburg, Sandstorm Barbados as purchaser and Santa Fe Barbados as seller. Beneficiary further acknowledges that the Trust Property may be subject to the Sandstorm Purchase Agreement and, pending subordination of the Sandstorm Purchase Agreement to this Deed, shall not be a violation of this Section 4.

5. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. If Beneficiary is advised by its counsel that the payment of such tax or interest and penalties by Trustor would be unlawful, taxable to Beneficiary or unenforceable, or would provide the basis for a defense of usury, then Beneficiary shall have the option, by notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

6. Casualty. If the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "***Casualty***"), Grantor shall give prompt notice of such damage to Beneficiary and shall promptly commence and diligently prosecute the completion of the restoration of the Trust Property as nearly as possible to the condition the Trust Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Beneficiary. Grantor shall pay all costs of such restoration whether or not such costs are covered by insurance. Beneficiary may, but shall not be obligated to make proof of loss if not made promptly by Grantor. In addition, Beneficiary may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the net proceeds or the costs of completing the restoration are equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000.00) or if an Event of Default exists and Grantor shall deliver to Beneficiary all instruments required by Beneficiary to permit such participation.

7. Condemnation. Grantor shall promptly give Beneficiary notice of the actual or threatened commencement of any proceeding for the condemnation or exercise of eminent domain authority against the Trust Property ("***Condemnation***") and shall deliver to Beneficiary copies of any and all papers served in connection with such proceedings.

Beneficiary may participate in any such proceedings if the anticipated condemnation award is reasonably expected to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) or if an Event of Default exists, and Grantor shall from time to time deliver to Beneficiary all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Beneficiary, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Grantor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in the Loan Agreement and the Loan shall not be reduced until any award shall have been actually received and applied by Beneficiary, after the deduction of expenses of collection, to the reduction or discharge of the Loan. Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Trust Property or any portion thereof is taken by a condemning authority, Grantor shall promptly commence and diligently prosecute the restoration of the Trust Property. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of the award, Beneficiary shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award, or a portion thereof sufficient to pay the Debt.

8. No Credits on Account of the Debt. Trustor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

9. Further Acts, Etc. Trustor shall, at its sole cost, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust or for facilitating the sale and transfer of the Loan and the Loan Documents. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property. Trustor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including such rights and remedies available to Beneficiary pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Beneficiary shall not execute any document as attorney-in-fact of Trustor unless (x) Trustor shall have failed or refused to execute the same within five (5) Business Days after Beneficiary's request therefor, or (y) in Beneficiary's good faith

determination it would be materially prejudiced by the delay involved in making such a request. Beneficiary shall give prompt notice to Trustor of any exercise of the power of attorney as provided for in this Paragraph 7, along with copies of all documents executed in connection therewith.

10. Recording of Deed of Trust, Etc. Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, shall cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Trustor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Deed of Trust, any Deed of Trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Deed of Trust.

11. Right to Cure Defaults. Upon the occurrence of any [Event of Default], Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest thereon at the [Default Rate] for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

12. Remedies.

(a) Upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property, by Beneficiary itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i) declare the entire Debt to be immediately due and payable;

(ii) give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause

Trustee to exercise the power of sale granted herein; Trustee shall then record and give such notice of Trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale and no other notice of the postponed sale shall be required unless provided by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, expressed or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof;

(iii) institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust, in which case the Trust Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iv) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

(v) sell for cash or upon credit the Trust Property and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(vi) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vii) recover judgment on the Note either before, during or after any proceeding for the enforcement of this Deed of Trust;

(viii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Trustor or of any person, firm or other entity liable for the payment of the Debt;

(ix) enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and employees therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Trust Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, and its counsel, agents and employees; or

(x) pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Trustor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

(b) The proceeds of any sale made under or by virtue of this Paragraph 12, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

(c) Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons

with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 12, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Trustor.

(e) Upon any sale made under or by virtue of this Paragraph 12, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Loan Document.

(f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

(g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 12 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

(h) Beneficiary may resort to any remedies and the security given by this Deed of Trust or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Beneficiary to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default, or Trustor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this Paragraph 12 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from

Beneficiary, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

(i) The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

13. Right of Entry. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary and its agents shall have the right to enter and inspect the Trust Property at any reasonable time during the term of this Deed of Trust. The cost of such inspections or audits shall be borne by Trustor should Beneficiary determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Trustor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

14. Security Agreement. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC, including without limitation, as-extracted collateral (such portion of the Trust Property so subject to the UCC being called in this paragraph the "***Collateral***"). This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Trustor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Trustor, Trustor shall notify Beneficiary thereof and promptly after request shall execute, file and

record such UCC forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional UCC forms or continuation statements, Trustor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor's obligations under the Loan Documents.

15. Actions and Proceedings. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect its or their interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

16. Marshalling and Other Matters. Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. The lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Beneficiary of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Beneficiary may foreclose, or exercise any other remedy available to Beneficiary under other Loan Documents without first exercising or enforcing any of its remedies under this Deed of Trust, and any exercise of the rights and remedies of Beneficiary hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Beneficiary's rights and remedies thereunder.

17. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Loan Agreement.

18. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

19. Headings. The paragraph headings in this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20. Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

21. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form; and the word "***Trustor***" shall mean "each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the word "***Beneficiary***" shall mean "Beneficiary and any subsequent holder of the Note," the words "***Trust Property***" shall include any portion of the Trust Property and any interest therein, the word "***including***" means "including but not limited to" and the words "***attorneys' fees***" shall include any and all attorneys' fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder.

22. Homestead. Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part thereof.

23. Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

24. Waiver of Jury Trial. **TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.**

25. Consents. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Trustor and the matter identified in such consent or approval and no third party shall claim any

benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Trustor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Trustor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

26. Loan Repayment. Provided no Event of Default exists, the Lien of this Deed of Trust shall be terminated, released and reconveyed of record by Beneficiary (and the Trustee, to the extent required by law to effect a full and proper termination, release and reconveyance) prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Agreement.

27. Other Mortgages; No Election of Remedies.

(a) The Debt is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the "***Other Mortgages***"), which cover or will hereafter cover other properties that are or may be located in various states (the "***Other Collateral***"). The Other Mortgages will secure the Debt and the performance of the other covenants and agreements of Trustor set forth in the Loan Documents. Upon the occurrence of an Event of Default, Beneficiary may proceed under this Deed of Trust and/or any or all the Other Mortgages against either the Trust Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Beneficiary shall elect. Trustor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Trust Property and/or the Other Collateral marshaled upon any foreclosure of this Deed of Trust or any Other Mortgage.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Beneficiary in this Deed of Trust or the other Loan Documents, in the case of an Event of Default (i) Beneficiary shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) Beneficiary shall not be required to either marshall assets, sell the Trust Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any "one action" or "election of remedies" law or rule with respect to the Trust Property and/or any Other Collateral, (iii) the exercise by Beneficiary of any remedies against any one item of Trust Property and/or any Other Collateral will not impede Beneficiary from subsequently or simultaneously exercising remedies against any other item of Trust Property and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Beneficiary herein shall remain in full force and effect until Beneficiary has exhausted all of its remedies against the Trust Property and all Trust Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Beneficiary may resort for the payment of the Debt to any security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect and Beneficiary may take action to recover the

Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust.

(c) Without notice to or consent of Trustor and without impairment of the lien and rights created by this Deed of Trust, Beneficiary may, at any time (in its sole and absolute discretion, but Beneficiary shall have no obligation to), execute and deliver to Trustor a written instrument releasing all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of Trustor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Beneficiary to Trustor of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of Trustor so released.

28. Governing Law. This Deed of Trust shall be governed by, and be construed in accordance with, the laws of the state in which the Trust Property is located without regard to conflict of law provisions thereof.

29. Trustee; Successor Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Trust Property for debts contracted or liability or damages or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Trustor will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, cost, liability, damage and reasonable expense whatsoever incurred by him in the performance of his duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Trustor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Each appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Beneficiary, shall (i) be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, (ii) duly assign and transfer all the estates, properties, rights, powers and trusts of Trustee so ceasing to act and (iii) be notice of such proper substitution and appointment to all parties in interest. In addition, such Trustee ceasing to act shall duly assign,

transfer, and deliver any of the property and monies held by Trustee to the successor Trustee so appointed in its or his place. The Trustee may act in the execution of this trust and may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices and it shall not be necessary for any Trustee to be present in person at any foreclosure sale.

PART II

STATE-SPECIFIC PROVISIONS

1. **Conflicts With Part I**. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part II shall control.

(a) Granting Clause. Trustor irrevocably grants and mortgages the Trust Property to Trustee and any successor Trustee for the benefit of Beneficiary with the power of sale and mortgage covenants, except for Permitted Exceptions. The lien of this Deed of Trust secures the payment of the Debt defined and provided in this Deed of Trust and the observance, performance and discharge of the other matters specifically provided in this Deed of Trust, and is upon the statutory mortgage condition for the breach of which this Deed of Trust is subject to foreclosure as provided by law.

(b) Certain Remedies Upon Default.

(i) Entry on Real Property. If an Event of Default exists, without first applying to a court or obtaining the appointment of a receiver, Beneficiary may enter upon the Property and take possession of the Property and of all books, records and accounts with respect to the Property and to any activity conducted from the Property by Trustor.

(ii) Operation of Trust Property. If an Event of Default exists, without first applying to a court or obtaining the appointment of a receiver, Beneficiary may hold, lease, operate or otherwise use or permit the use of the Trust Property, in such manner, for such time and upon such terms as Beneficiary may deem to be in the best interest of Beneficiary (making such repairs, alterations, additions and improvements to the Trust Property, from time to time, as Beneficiary, in the discretion of Beneficiary, deems necessary or desirable) and take action with respect to the Rents as provided in this Deed of Trust.

(iii) Rents. If an Event of Default exists, without first applying to a court or obtaining the appointment of a receiver, Beneficiary may take any action with respect to the Rents as provided in this Deed of Trust, and may apply the residue of the Rents, after deducting all charges and expenses of collection, to the payment of the Debt. If Beneficiary, in the discretion of Beneficiary, nevertheless elects to apply to a court to compel the payment of the Debt or to cause the Trustee to sell the Trust Property under the power of sale, or to foreclose this Deed of Trust, Beneficiary may have a receiver of the Trust Property appointed immediately, without notice to Trustor, to take possession of the Trust Property

and to collect and retain the Rents, and to apply the residue of the Rents, after deducting all charges and expenses of collection, to the payment of the Debt, under the direction of the court appointing the receiver. The right of the appointment of a receiver will not be dependent upon the solvency or the insolvency of Trustor or upon the value of the Trust Property. Trustor intends to authorize the appointment of a receiver designated by Beneficiary when an Event of Default has occurred and Beneficiary elects to apply for the appointment of a receiver. Trustor consents to the appointment of the particular person designated by Beneficiary as receiver and waives any right, if any, which Trustor may have to suggest or nominate any person as receiver in opposition to the person designated by Beneficiary.

(c) Exercise of Power of Sale.

(i) Declaration of Default. If Beneficiary wants Trustee to exercise the power of sale granted as provided in this Deed of Trust, Beneficiary shall sign and deliver to Trustee a written declaration of default and demand for sale and shall surrender to Trustee copies of this Deed of Trust, the Note, the Loan Agreement, and all documents evidencing the Debt or expenditures as provided in this Deed of Trust and in the Loan Documents, together with such other documents as Trustee may reasonably require. Beneficiary shall also sign and deliver to Trustee all notices to Trustor or other persons that must be signed by Beneficiary (if any). Upon receipt of the documents and notices, Trustee shall sell the Trust Property as provided by law. Trustee may postpone or continue the sale as provided by law. After sale of any Real Property, Trustee shall deliver the Trustee's deed to the purchaser conveying the Real Property so sold but without any covenant or warranty, express or implied.

(ii) Fees of Trustee. Trustee shall be paid for all acts performed by Trustee as provided in or with respect to this Deed of Trust as provided by the established fees and charges of Trustee. All the fees and charges of Trustee shall be paid by Trustor. If Beneficiary advances any fees or charges, Trustor shall reimburse Beneficiary for the fees and charges on demand. Payment of the fees and charges of Trustee is secured by the lien of this Deed of Trust.

(iii) Surrender of Possession. If Trustor fails or refuses to surrender possession of the Real Property after any Trustee's sale, the relationship between Beneficiary and Trustor shall become that of commercial landlord and tenant with Trustor becoming a tenant holding over after the end of the term of Trustor without permission and subject to eviction by means of a forcible detainer action. This remedy is not exclusive or in derogation of any other right or remedy available to Beneficiary.

(iv) Deficiency. If a deficiency exists between the net proceeds of any sale of the Trust Property (either as provided through the exercise of a power of sale or a judicial foreclosure action) and the total amount of the Debt secured by this Deed of Trust, Trustor shall promptly upon demand, pay the amount of the

deficiency to Beneficiary. At any sale of the Trust Property made in the enforcement of the rights and remedies as provided in this Deed of Trust, the Loan Agreement and the Loan Documents, Beneficiary may, so far as may be lawful, purchase any part or parts of the Trust Property offered at the sale and may make a credit bid.

(v) Alternative Remedies. Beneficiary may, at the option of Beneficiary, cause the Trustee to exercise the power of sale granted as provided in the Act and in this Deed of Trust; provided, however, at any time before the Trust Property has been sold as provided in the power of sale granted as provided in this Deed of Trust, this Deed of Trust may be judicially foreclosed in the manner provided by law for the foreclosure of mortgages on real property.

(vi) Judicial Foreclosure. Subject to the provisions of the Act, Beneficiary may, at the option of Beneficiary, sell the Real Property as provided in the judgment or decree of a Court of competent jurisdiction in the manner and form provided by law. Beneficiary may be a purchaser at any judicial foreclosure sale and shall be entitled to a credit on the purchase price in the amount of any judgment received by Beneficiary in the foreclosure action, except that costs and expenses adjudged payable to others than the purchaser shall be paid in cash.

(vii) Other Remedies. Beneficiary may, at the option of Beneficiary, exercise any other remedy specifically granted as provided in this Deed of Trust, the Loan Agreement, the Loan Documents, or available by law.

(viii) Remedies Cumulative and Concurrent. No right or remedy of Beneficiary and Trustee as provided in this Deed of Trust, the Loan Agreement or the Loan Documents is exclusive. To the extent permitted by law and equity, every right or remedy of Beneficiary and Trustee as provided in this Deed of Trust, the Loan Agreement and the Loan Documents is cumulative and concurrent, with every other right or remedy, now or later existing, as provided in this Deed of Trust, the Loan Agreement, the Loan Documents, at law, in equity or by statute. Every right or remedy of Beneficiary and Trustee may be pursued separately, successively or together against Trustor, against other obligors or guarantors, or against the Trust Property, or any one or more of them, in the discretion of Beneficiary, and may be exercised as often as occasion for the pursuit arises and from time to time as Beneficiary may deem expedient. Every right or remedy of Beneficiary and Trustee as provided in this Deed of Trust, the Loan Agreement or in the Loan Documents may be exercised despite the value of the Trust Property or the adequacy of the value of the Trust Property as security. Beneficiary may resort to any security Beneficiary may have that secures payment of the Debt in the order and manner Beneficiary may elect, in the discretion of Beneficiary. The receipt of any property from the enforcement of any remedy as provided in this Deed of Trust, the Loan Agreement or in the Loan Documents shall not limit the ability of Beneficiary to recover against all of the Trust Property and any other property securing payment and performance of the Debt and any other matters. If an Event of Default exists as provided in this Deed of

Trust or in the Loan Documents, Beneficiary may refuse to enforce, postpone the enforcement of, or enforce the rights, power and remedies of Beneficiary and Trustee as provided in this Deed of Trust, the Loan Agreement or in the Loan Documents in any manner Beneficiary deems best, in the discretion of Beneficiary, and may discontinue the enforcement and later reinstate enforcement without in any way affecting the rights, power and remedies of Beneficiary as provided in this Deed of Trust, the Loan Agreement or in the Loan Documents. No delay or omission of Beneficiary to exercise or cause to be exercised by Trustee any rights, powers or remedies of Beneficiary or Trustee upon any Event of Default shall impair the right, power or remedy or shall be construed to be a waiver of any Event of Default or acquiescence in an Event of Default. Upon an Event of Default with respect to the payment of the Debt that have become due and payable, Beneficiary may proceed to enforce or cause the enforcement of the remedies of Beneficiary and Trustee in satisfaction of the unpaid installment and may proceed with a judicial foreclosure action, or exercise of the power of sale in satisfaction of the unpaid installment as if provided in a full foreclosure, without declaring the whole Debt secured by the lien of this Deed of Trust due, and the sale may be subject to the unmatured part of the Debt, the Loan Agreement, the Loan Agreement and the Loan Documents. The sale, if so made, shall not in any manner affect the unmatured part of the Debt as to which this Deed of Trust, the Loan Agreement or by the Loan Documents shall remain in full force as if the sale had not occurred. Several foreclosures may be obtained as provided in this Deed of Trust without exhausting the right to proceed with additional foreclosures. Trustor intends that Beneficiary may foreclose and sell the Trust Property or cause the Trust Property to be foreclosed and sold by Trustee for any matured portion of the Debt without exhausting the power to foreclose and sell the Trust Property for any later maturing part of the Debt. Nothing in this Deed of Trust or in the Loan Documents shall affect the obligation of Trustor to pay the principal of, and interest on, the Debt in the manner and at the time and place provided in this Deed of Trust, the Loan Agreement or in the Loan Documents secured by the lien of this Deed of Trust.

(d) Redemption Period. If the Real Property is sold at a foreclosure sale following a court-ordered judicial foreclosure, the redemption period after the foreclosure sale shall be one month instead of nine months as provided in Section 39-5-19, NMSA 1978 and Section 39-5-18(F), NMSA 1978. If the Real Property is sold under the power of sale, pursuant to the provisions of Section 48-10-16, NMSA 1978, the redemption period after a trustee's sale shall be one month instead of nine months.

(e) Application of Deed of Trust Act. Trustor expressly subjects the Trust Property to the terms of the Deed of Trust Act, Section 48-10-1 through 48-10-21, NMSA 1978, as amended from time to time (the "Act"). All the rights, powers and remedies of a trustee and a beneficiary as provided in the Act are incorporated by reference in this Deed of Trust as if the rights, powers and remedies were expressly provided in this Deed of Trust. Trustor represents and warrants to Beneficiary that the Trust Property as provided in this Deed of Trust qualifies as trust real estate as defined in the Act. Trustor intends that Trustee and Beneficiary receive through the Loan Documents and this Deed of Trust all the rights, powers and remedies accorded

a trustee and a beneficiary as provided in the Act, whether or not such rights, powers and remedies are expressly granted or reserved in the Loan Documents or this Deed of Trust.

(f) Future Advances. The maximum amount secured by the lien of this Deed of Trust is FIVE MILLION DOLLARS ($5,000,000.00) (the "Maximum Stated Amount"). The Maximum Stated Amount secured by the lien of this Deed of Trust shall not in any way imply that Beneficiary is obligated to make any future advances to Trustor at any time unless specifically so provided in the Loan Agreement or the Loan Documents. The maximum amount secured by the lien of this Deed of Trust may be advanced and repaid and again advanced from time to time, in the sole and absolute discretion of Beneficiary. This statement of the maximum amount secured limits, as provided in Section 48-7-9, NMSA 1978, as amended from time to time, only the total amount that may be, at any one time, outstanding and secured by the provisions in this Deed of Trust.

(g) Oral Agreements. Trustor confirms that Trustor is aware of the provisions of Section 58-6-5, NMSA 1978, providing that no contract, promise or commitment to loan money to or grant, extend or renew credit or any modification thereof, in any amount greater than $25,000, not primarily for personal, family or household purposes, made by a financial institution, including Beneficiary, is enforceable unless in writing and signed by the party to be charged, or by that party's authorized representative. This section is also deemed to be incorporated by reference into the Loan Agreement and each and every Loan Document.

(h) Tax and Insurance Fund. Any tax and insurance escrow fund may be applied as specifically provided in the Loan Agreement, despite any provisions of Section 48-7-8, NMSA 1978. If the actual amount of the tax and insurance escrow fund exceeds the amount of payments actually applied by Beneficiary for the payment of the Impositions and the insurance premiums, despite any provisions of Section 48-7-8, NMSA 1978, such excess may be credited by Beneficiary on subsequent payments to be made hereunder or, at the option of Beneficiary, refunded to Trustor.

(i) Waiver of New Mexico Statutes. Trustor has carefully reviewed and has consulted with counsel with respect to the applicability of the loan evidenced by any promissory note, the Loan Agreement and this Deed of Trust of the provisions of Sections 48-7-19, 48-7-20 and 48-7-21, NMSA 1978, and, has concluded to the satisfaction of Trustor that these statutory provisions were solely intended to provide the response of the State to the invitation of the United States Congress to enact legislation covering a period between March 15, 1979 and October 15, 1982, as provided in the Garn-St. Germain Depository Institutions Act of 1982, and, as such, these statutory provisions have no applicability to the Loan. Accordingly, for the purpose of inducing Beneficiary to make the Loan, and, upon the understanding that, were it not for this waiver by Trustor, Beneficiary would not make the Loan to Trustor, Trustor knowingly and intentionally waives Sections 48-7-19, 48-7-20 and 48-7-21, NMSA 1978 with respect to the Loan and this Deed of Trust, and reaffirms the enforceability of the provisions of this Deed of Trust to the extent, if at all, these provisions conflict with Sections 48-7-19, 48-7-20 and 48-7-21, NMSA 1978.

(j) No Waiver of Right to Accelerate. Despite any possible implications to the contrary that might be implied from the holding in Comer v. Hargrave, 93 N.M. 170, 598

P.2d 213 (1979), and Carmichael v. Rice, 49 N.M. 114, 158 P.2d 290 (1945), (a) no act or omission on the part of Beneficiary, including, but not limited to, the refusal to accept a tender of overdue payments, will ever constitute a waiver of the right of Beneficiary to accelerate the time for payment of the Debt if an Event of Default exists and (b) unless specifically provided to the contrary elsewhere in this Deed of Trust, Beneficiary has no duty to give, and Trustor is not entitled to receive, any notice as a pre-condition to Beneficiary accelerating the time for payment of the Debt upon the existence of an Event of Default.

(k) Modification. Despite any term to the contrary in this Deed of Trust, the Loan Agreement or in any Financing Agreement, neither this Deed of Trust nor any Financing Agreement may be modified, amended, discharged, changed or waived except in writing, signed by the party against which enforcement of the modification, amendment, discharge, change or waiver is sought. This sentence is intended by Trustor and Beneficiary to override the holding of Powers v. Miller, 127 N.M. 496, 984 P.2d 117 (Ct. App.1999), 1999-NMCA-80, and of Medina v. Sunstate Realty, Inc., 119 N.M. 136, 889 P.2d 171 (1995), that a contract may be modified by express or implied agreement of the parties to the contract as shown by the words or conduct of the parties, even when the contract itself specifies that all modifications to the contract must be in writing. This sentence is intended by Trustor and Beneficiary to incorporate the holding of Board of Education, Gadsden Independent School District No. 16 v. James Hamilton Construction Co., 119 N.M. 415, 891 P.2d 556 (Ct. App. 1994) and Chavez v. Manville Products Corp., 108 N.M. 643, 777 P.2d 371 (1989), that where the contract requires that any modification be in writing, oral modifications are ineffectual. Trustor shall not assert or claim in any action with respect to this Deed of Trust, the Loan Agreement or of any Financing Agreement that any term of this Deed of Trust, the Loan Agreement or of any Financing Agreement was modified in any respect, including by a "course of conduct," "course of dealing" or by a "waiver or estoppel," except by a written amendment of this Deed of Trust, the Loan Agreement or the applicable Financing Agreement signed by Beneficiary. Further, the language used in this Deed of Trust, the Loan Agreement and each and every Financing Agreement will be construed according to the fair and usual meaning of the language, and will not be strictly construed for or against Trustor or Beneficiary. Trustor and Beneficiary intend that the language used in this Deed of Trust, the Loan Agreement and each and every Financing Agreement means what the language says. If a matter is specifically covered by the written terms of this Deed of Trust, the Loan Agreement or any Financing Agreement, no agreement with respect to the matter will be implied on the theory of good faith or fair dealing or on any theory. Trustor shall not assert or claim in any action or proceeding with respect to this Deed of Trust, the Loan Agreement or any Financing Agreement that any term of this Deed of Trust, the Loan Agreement or any Financing Agreement is ambiguous or in need of interpretation or that any theory of good faith or fair dealing or any other theory overrides any specific written term of this Deed of Trust, the Loan Agreement or any Financing Agreement. This section is also incorporated by reference into each and every Financing Agreement and the Loan Agreement.

(l) Trial by Jury Waived. To the extent permitted by law, trial by jury is waived as to Beneficiary and Trustor. As evidence of this agreement to waive trial by jury and to the extent that this Deed of Trust may serve as a "waiver of jury trial" as set forth in and as contemplated by Rule 1-038 NMRA, Rules of Civil Procedure for the District Courts of New Mexico, or as may otherwise be permitted by law, a certified copy of this Deed of Trust may be attached as an exhibit to a pleading by any party to the action seeking to enforce the waiver in

any action filed in the courts of New Mexico or elsewhere in respect of the Loan, the Trust Property, the Debt, the Debt, the Loan Agreement or any of the Loan Documents, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Beneficiary, Trustor or Trustee. This section is also incorporated by reference into the Loan Agreement and each and every Financing Agreement.

(m) Line of Credit Deed of Trust. This Deed of Trust is a line of credit deed of trust. Beneficiary has no duty to fund any additional or future advances if this Deed of Trust is released of record.

(n) Trustee's Power (and Liabilities).

(i) Trustee accepts its obligations hereunder when this Deed of Trust is recorded as provided by law, but acceptance is not required as a condition to the validity of this Deed of Trust, and this Deed of Trust is effective upon delivery to Beneficiary. Beneficiary may substitute a qualified successor Trustee in the place of Trustee named in this Deed of Trust to exercise the rights, powers, remedies and duties granted by law and as provided in this Deed of Trust. The substitution shall be made as provided by law. Upon the appointment, and without the necessity of a conveyance to the successor Trustee, the successor Trustee shall be vested with all the title, powers and duties conferred upon the Trustee named in this Deed of Trust.

(ii) Trustee may resign at any time upon giving thirty (30) days' notice in writing to Trustor and to Beneficiary.

(iii) Beneficiary may remove Trustee at any time or from time to time and select and appoint a successor trustee. In the event of the death of the Trustee, or the Trustee is unwilling, unqualified or unable to serve or resigns, or, in the sole and absolute discretion of Beneficiary, for any reason, Beneficiary may, without notice and without specifying the reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, shall thereupon become vested in the successor upon the recording and giving of notice as required under the Act. The successor trustee shall not be required to give bond for the faithful performance of the duties of the successor trustee unless required by Beneficiary. Trustor ratifies and confirms any and all acts which the named Trustee, or the successor or successors of the named Trustee in this Deed of Trust, shall do lawfully by virtue of this Deed of Trust.

(iv) Trustee shall not be required to see that this Deed of Trust is recorded, nor liable for the validity or priority of this Deed of Trust as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the agreements imposed upon Trustor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in the respective discretion of Trustee or Beneficiary to employ agents and lawyers in the execution of this Deed of Trust

and to protect the interest of the Beneficiary as provided in this Deed of Trust, and to the extent permitted by law the agents and lawyers shall be compensated; and all expenses relating to the employment of such agents or lawyers, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property if a sale occurs, but if no such sale occurs, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity.

(v) At any time, or from time to time, without liability therefor and with fifteen (15) days' prior written notice to Trustor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (i) release any part of the Trust Property, (ii) consent in writing to the making of any map or plat of the Real Property, (iii) join Trustor in granting any easement on the Real Property or (iv) join in any extension agreement or any agreement subordinating the lien of this Deed of Trust.

(o) Indemnification. To the extent, if it all, that Section 56-7-1, NMSA 1978 applies to the indemnification obligations set forth in this Deed of Trust, the indemnification does not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of any indemnitee or the officers, employees or agents of the indemnitee.

[Balance of page intentionally left blank, Signatures on Following Page]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

SANTA FE GOLD CORPORATION,
a Delaware corporation

By: W. Pierce Carson
Name: W. Pierce Carson
Title: President/CEO

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President/CEO of Santa Fe Gold Corporation, a Delaware corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

[signature]
Notary Public

State of New Mexico

My commission expires:
4/19/12

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

THE LORDSBURG MINING COMPANY,
a New Mexico corporation

COPY

By: _[signature]_
Name: W. Pierce Carson
Title: President

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President of The Lordsburg Mining Company, a New Mexico corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

[signature]
Notary Public

State of New Mexico

My commission expires:
4/19/12

13747\7\1567830

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

AZCO MICA, INC.,
a Delaware corporation

By: W. Pierce Carson
Name: W. Pierce Carson
Title: President

COPY

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President of Azco Mica, Inc., a Delaware corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

Notary Public

State of New Mexico

My commission expires:
4/19/12

13747\7\1567830

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

SANTA FE GOLD (BARBADOS) CORPORATION,
a Barbados corporation

By: W. Pierre Carson
Name: W. Pierre Carson
Title: President

COPY

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President of Santa Fe Gold (Barbados) Corporation, a Barbados corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

Notary Public

State of New Mexico

My commission expires:
4/19/12

EXHIBIT A

Trust Property

(see attached)

SUMMIT UNPATENTED CLAIMS

The following unpatented lode mining claims are in Township 16 South, Range 21 West, Sections 25, 26, 27, 35, and 36, Grant County, New Mexico.

BLM Serial No	Claim Name/Number
NMMC170439	NORMAN KING
NMMC182111	NEW NORMAN KING NO 1
NMMC170449	NG #41
NMMC170448	NG #46
NMMC170456	NG #47
NMMC170457	NG #51
NMMC170454	NG #52
NMMC170455	NG #53
NMMC170453	NG #58
NMMC170452	NG #62
NMMC170444	NG #63
NMMC170443	NG #67
NMMC170442	NG #78
NMMC170441	NG #83
NMMC170445	RUBY RED
NMMC170446	RUBY RED NO 1
NMMC170447	RUBY RED NO 2
NMMC170464	NEW SUMMIT NO 1
NMMC170463	NEW SUMMIT NO 2
NMMC170462	NEW SUMMIT NO 3
NMMC170461	NEW SUMMIT NO 4
NMMC170460	NEW SUMMIT NO 5
NMMC170459	NEW SUMMIT NO 6
NMMC170458	NEW SUMMIT NO 7
NMMC182112	NEW SUMMIT NO 8
NMMC170450	NEW SUMMIT NO 9
NMMC181990	SF#1
NMMC181991	SF#2
NMMC181992	SF#3
NMMC181993	SF#4
NMMC181994	SF#5
NMMC181995	SF#6
NMMC181996	SF#7
NMMC181997	SF#8
NMMC181998	SF#9
NMMC181999	SF#10
NMMC182000	SF#11
NMMC182001	SF#12
NMMC182002	SF#13

NMMC182003	SF#14
NMMC182004	SF#15
NMMC182005	SF#16
NMMC182006	SF#17
NMMC182007	SF#18
NMMC182008	SF#19
NMMC182009	SF#20
NMMC182010	SF#21
NMMC182011	SF#22
NMMC182012	SF#23
NMMC182013	SF#24
NMMC182014	SF#25
NMMC182015	SF#26
NMMC182016	SF#27
NMMC182017	SF#28
NMMC182018	SF#29
NMMC182019	SF#30
NMMC182020	SF#31
NMMC182021	SF#32
NMMC182022	SF#33
NMMC182023	SF#34
NMMC182024	SF#35
NMMC182025	SF#36

SUMMIT PATENTED CLAIMS

Those patented mining claims in the Steeple Rock Mining District, located in Sections 35 and 36, T16S, R21W, Grant County, New Mexico encompassing 117.609 acres, more or less, held under leases and which are further described as follows:

Claim Name	Mineral Survey Number	Acres
Alta Lode	1010-A	14.049
Surprise Lode	1010-B	10.920
Surprise Tunnel Lode	1010-C	9.367
Summit Lode	1010-D	9.547
Summit Tunnel Lode	1010-E	9.367
Apex Lode	1010-F	10.980
Irish Jew Lode	1010-G	18.274
Puzzle Lode	1010-H	10.430
Black Spar Lode	1010-I	7.224
Jack Pot Lode	1010-J	17.451

Lordsburg Patented Claims, Virginia Mining District, Hidalgo Co., NM

Claim Name	Survey No.	Patent No.	County Recording		Location			Acres
			Patent Book	Page	Township	Range	Section	
Johannesburg	1871	904000	1	189	23S	19W	4	18.838
Nellie Gray	1870	884351	1	108	23S	19W	14	
March No. 1	1870	884351	1	108	23S	19W	14	
March No. 2	1870	884351	1	108	23S	19W	14	58.735
Congress	1870	884351	1	108	23S	19W	14	
August	1914	968385	1	248	23S	19W	13,14, 23, 24	19.059
Teddy	1591	567465	A	316	23S	19W	13,14, 23, 24	
Lone	1591	567465	A	316	23S	19W	13,14, 23, 24	
Sunrise	1591	567465	A	316	23S	19W	13,14, 23, 24	92.428
Cochise	1591	567465	A	316	23S	19W	13,14, 23, 24	
Shoofly	1591	567465	A	316	23S	19W	13,14, 23, 24	
Chance	1945	985750	1	287	23S	19W	13,14, 23, 24	19.900
August No. 2	1917	973416	1	270	23S	19W	13,14, 23, 24	3.047
Oro Alto No. 3	2074	1113729	2	280	23S	19W	13,14	19
Manilla	2075 (1913)	1113546	2	276	23S	19W	13,14,24	19
Bonney Extension	2075 (1913)	1113546	2	276	23S	19W	13,14,24	7

Approx. 257.007

Note: "Acres" are approximate, from Hidalgo Co. tax roles where available and estimated from claim map for Oro Alto No. 3, Manilla, and Bonney Extension Claims.

Parcel Two (Manilla Group consisting of 6 Patented Mining Claims).

Mulberry	2	276	2075	11135446	St.Cl.
Copper Dick	2	276	2075	11135446	St.Cl.
Happy Hooligan	2	276	2075	1113546	St.Cl.
Red Copper	2	276	2075	1113546	St.Cl.
Green Copper	2	276	2075	1113546	St.Cl.
Blue Copper	2	276	2075	1113546	St.Cl.

Located in Sections 13, 14,and 24, T-23S, R19W

Parcel Three (Misers Chest Group of 7 Patented Mining Claims).

Copper Regent	A	223	1462	434450	St.Cl.
S.W.W.	A	223	1462	434450	St.Cl.
Columbia	A	223	1462	434450	St.Cl.
Misers Chest	A	223	1462	434450	St.Cl.
Fort Savage	A	223	1462	434450	St.Cl.
Virginia	A	223	1462	434450	St.Cl.
Little Annie	A	223	1462	434450	St.Cl.

Located in Sections 23and 24, T-23S, R19W

Parcel Four (Eldorado Group consisting of 9 Patented Mining Claims).

Silverdale	2	280	2074	1113729	St.Cl.
Oro Alto	2	280	2074	1113729	St.Cl.
Independence	2	280	2074	1113729	St.Cl.
White Lime	2	280	2074	1113729	St.Cl.
Sunrise	2	280	2074	1113729	St.Cl.
Oro Alto No. 2	2	280	2074	1113729	St.Cl.
Oro Alto No. 3	2	280	2074	1113729	LMC
Oro Fine	2	280	2074	1113729	St.Cl.
Eldorado	2	280	2074	1113729	St.Cl.

Located in Sections 13and 14, T-23S, R19W

Parcel Seven (85 Group of 50 Patented Mining Claims acquired from Phelps Dodge Corp)

Lookout	A	290	1599	N/A	St.Cl.
Johnson	A	356	1677	N/A	St.Cl.
Duchess	A	304	1609	N/A	St.Cl.
Rockford	A	276	1595	N/A	St.Cl.
Sacramento	A	294	1598	N/A	St.Cl.
Oakland	A	292	1597	N/A	St.Cl.
Monteray	A	306	1602	N/A	St.Cl.
Winchester	A	300	1604	N/A	St.Cl.
Princess	A	288	1607	N/A	St.Cl.
Royal	A	326	1608	N/A	St.Cl.
Monrovia	A	303	1600	N/A	St.Cl.
White Cloud	A	278	1613	N/A	St.Cl.
Beloit	A	312	1601	N/A	St.Cl.
Playmate	A	295	1596	N/A	St.Cl.
Café	A	308	1605	N/A	St.Cl.
Rockhart	A	301	1606	N/A	St.Cl.
Excelsior	A	327	1612	N/A	St.Cl.
Dundee	A	151	1284	N/A	St.Cl.
Schley	A	273	1618	N/A	St.Cl.
Hobson	A	275	1616	N/A	St.Cl.
Carrie	!	7	1766	N/A	St.Cl.
Eighty-five	A	257	1430	N/A	St.Cl.
Eighty-six	A	257	1430	N/A	St.Cl.
Ninety-nine	A	257	1430	N/A	St.Cl.
Emerald	A	257	1430	N/A	St.Cl.
Carlos	A	347	1690	N/A	St.Cl.
Nevada	A	190	1431	N/A	St.Cl.
Mohak	A	257	1430	N/A	St.Cl.
Superior	A	1	37	N/A	St.Cl.
Okley	A	348	1620	N/A	St.Cl.
Dewey	A	352	1617	N/A	St.Cl.
Battleship-Portion Surface	A	245	1592	N/A	St.Cl.
Venice	1	39	1610	N/A	St.Cl.
Pasadena	1	35	1611	N/A	St.Cl.
Remington	1	37	1603	N/A	St.Cl.
Bisbee	1	328	1934	N/A	St.Cl.
Drytown	1	326	1936	N/A	St.Cl.
Cobra Negra	A	213	1504	N/A	St.Cl.
Tom Cat	A	213	1504	N/A	St.Cl.
Black Copper	A	213	1504	N/A	St.Cl.

Black Sam	A	213	1504	N/A	St.Cl.
Old Town	1	324	1937	N/A	St.Cl.
Jim Crow	1	82	1619	N/A	St.Cl.
Tioga	1	318	1935	N/A	St.Cl.
85 West Extension No. 1	1	319	1933	N/A	St.Cl.
85 West Extension No. 2	1	319	1933	N/A	St.Cl.
85 West Extension No. 3	1	319	1933	N/A	St.Cl.
85 West Extension No. 4	1	319	1933	N/A	St.Cl.
85 West Extension No. 5	1	319	1933	N/A	St.Cl.
85 West Extension No. 6	1	319	1933	N/A	St.Cl.

Located in Section 7, T-23-S, R-18-W and Sections 11, 12, 13, and 14, T-23-S, R-19-W

Parcel Eight (Anita Group of (5) five unpatented Mining Claims located or amended by St. Cl.)

Anita #2 Amended	37	29-30	N/A	163673	St.Cl.
Anita #4 Amended	37	28	N/A	163672	St.Cl.
Anita #6 Amended	37	27	N/A	163671	St.Cl.
Francis #2 Amended	37	25-26	N/A	163670	St.Cl.
Huburt Amended	37	38-39	N/A	163669	St.Cl.

Located in Section 11, T-23-S, R-19-W

Parcel Nine (Henry Clay Group of (14) fourteen patented Mining Claims Leased by St. Cl.)

Atwood	N/A	N/A	68	10537	DuVernet
Henry Clay	N/A	N/A	70	10536	DuVernet
Yellow Jacket	N/A	N/A	66	10535	DuVernet
Florence	N/A	N/A	1484	339583	DuVernet
Bessie	N/A	N/A	1483	331237	DuVernet
Southern	N/A	N/A	1768	959920	DuVernet
Road	N/A	N/A	1768	959920	DuVernet
Plumbo	N/A	N/A	1768	959920	DuVernet
New Year No. 1	N/A	N/A	1768	959920	DuVernet
New Year No. 2	N/A	N/A	1768	959920	DuVernet
Valedon No. 1	N/A	N/A	1768	959920	DuVernet
Valedon No. 2	N/A	N/A	1768	959920	DuVernet
General Jerry Boyle	N/A	N/A	935	24132	DuVernet
Triangle	N/A	N/A	1679	592383	DuVernet

Located in Sections 6 and 7, T-23-S, R-19-W

Parcel Ten (Henry Clay Group of (6) six unpatented Mining Claims Leased by St. Cl.)

Wilson Amended	37	31	N/A	163674	DuVernet
Extension Amended	37	35	N/A	163678	DuVernet
Saddle Horse Amended	37	34	N/A	163677	DuVernet
Barbara Amended	37	36-37	N/A	163679	DuVernet

Lieutenant Amended	37	33	N/A	163676	DuVernet
Wedge Amended	37	32	N/A	163675	DuVernet

Located in Section 7, T-23-S, R-18-W

Parcel Eleven (Ritter Lease of (1) one Patented Mining Claim Leased or owned by St. Cl.)

Bonnie Jean	N/A	N/A	423	24309	St.Cl.?

Located in Section 12, T-23-S, R-19-W

Parcel Twelve (Sullivan Lease of (3) three Patented Mining Claim Leased by St. Cl.)

Battleship	N/A	N/A	N/A	N/A	Sullivan
Gila Monster	N/A	N/A	N/A	N/A	Sullivan
Lookout	N/A	N/A	N/A	N/A	Sullivan

Located in Section 12, T-23-S, R-19-W